NIQ Policy for Recoupment of Incentive Compensation Policy Owner: Compensation and Benefits Policy Approver: SVP, Compensation and Benefits Issuing Function: Compensation and Benefits This Policy Applies To: Section 16 Officers Original Release Date: July 23, 2025 Last Update: July 23, 2025

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 2 Contents 1. Purpose .................................................................................................................. 3 2. Scope and Applicability ........................................................................................ 3 3. Definitions .............................................................................................................. 3 4. Policy ...................................................................................................................... 4 a. Introduction ................................................................................................................................... 4 b. Roles and Responsibilities ............................................................................................................ 5 Administration ............................................................................................................................... 5 Policy Owner ................................................................................................................................. 5 Workforce ..................................................................................................................................... 5 c. Effective Date ............................................................................................................................... 5 d. Covered Executives ...................................................................................................................... 5 e. Covered Compensation ................................................................................................................ 5 f. Financial Statements; Recoupment .............................................................................................. 6 g. Method of Recoupment ................................................................................................................. 6 h. Impracticability Exceptions ............................................................................................................ 7 i. No Indemnification ........................................................................................................................ 7 j. Severability ................................................................................................................................... 7 k. Amendments ................................................................................................................................. 7 l. No Impairment of Other Remedies ................................................................................................ 7 5. Non-Compliance Reporting .................................................................................. 8 6. Consequences of Violation .................................................................................. 8 Annex 1 – Policy Update History .................................................................................... 9

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 3 1. Purpose The Compensation Committee of the Board of Directors (the “Board”) of NIQ Global Intelligence plc (the “Company”) has determined that it is in the best interest of the Company to adopt this Policy for Recoupment of Incentive Compensation of NIQ Global Intelligence plc (the “Policy”) as of the Effective Date. 2. Scope and Applicability This Policy is a Functional Policy This Policy applies to NIQ and its sites, business areas and Workforce. If any part of this Policy cannot be followed due to restrictions under applicable local laws and regulations, please contact the Policy Owner. Any inconsistencies or conflict between the content of this Policy and applicable local legislation, rules or regulations will be resolved in the latter’s favor. 3. Definition Where the below terms appear and are used in this Policy, they are defined as follows: Term Definition Board The Board of Directors of NIQ Global Intelligence plc. Business Partner Any prospective or current third-party legal entity or individual that NIQ does or may do business with, e.g. customer, vendor, supplier, service provider, independent contractor, consultant, representative, lawyer, agent or joint venture partner. Committee Defined below in Section 4(b). Covered Compensation Defined below in Section 4(e). Covered Executive Defined below in Section 4(d). Effective Date Defined below in Section 4(c). Erroneously-Awarded Compensation Defined below in Section 4(f). Ethics and Compliance The global Ethics and Compliance function of NIQ’s Legal department. Exchange Act The Securities Exchange Act of 1934, as amended. Legacy GfK The legacy GfK entities. Legacy NIQ The legacy NIQ entities. Local Amendment A local amendment to a Global Policy as defined in the NIQ Policies on Policies.

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 4 Local Company A local legal entity of the NIQ Group. Managers Workforce members with responsibility and oversight for the work of another Workforce member who is a hierarchical subordinate. The Company, NIQ or NIQ Group NIQ Global Intelligence plc and any subsidiary that is wholly or partially owned whether directly or indirectly, including Legacy NIQ and Legacy GfK entities but excluding joint ventures where NIQ Global Intelligence plc does not hold a controlling interest. NIQ Central NIQ’s intranet platform, a central communication platform. NIQ Ethics Hotline The reporting tool hosted by a third-party provider to allow for confidential and anonymous (where local law permits) communication online or (where available) via telephone, available at https://nielseniqhelpline.ethicspoint.com. Policy This NIQ Incentive Compensation Recoupment (Clawback) Policy Policy Approver The head of the function issuing a particular policy. Policy Owner The nominated Workforce member responsible for the management of a particular Policy. Reporting Channels A Workforce member’s Manager, any member of NIQ management, a Workforce member’s Human Resources representative, the Legal department, Ethics and Compliance (nielseniq.integrity@smb.nielseniq.com) and the NIQ Ethics Hotline. Required Financial Restatement Date Defined below in Section 4(f). Restatement Defined below in Section 4(f). Workforce Individuals who perform work or otherwise provide services to NIQ, such as but not limited to officers, directors, employees (Legacy GfK employees included), interns, apprentices, trainees, contingent workers and other equivalent forms of personnel employed by NIQ, whether onsite or remote. 4. Policy a. Introduction In accordance with Section 10D of the Exchange Act, and the regulations thereunder, Board of the Company has adopted this Policy providing for the Company’s recoupment of certain incentive-based compensation received by Covered Executives (as defined below) in the event that the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the securities laws. This Policy is designed to comply with, and shall be construed and interpreted to be consistent with, Section 10D of the Exchange Act, Rule 10D-1 promulgated under the Exchange Act and the related listing rules of the New York Stock Exchange.

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 5 b. Roles and Responsibilities Administration Administration and enforcement of this Policy is delegated to the Compensation Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”). The Committee shall make all determinations under this Policy in its sole discretion. Determinations of the Committee under this Policy need not be uniform with respect to any or all Covered Executives and will be final and binding. Policy Owner The Policy Owner is responsible for the overall management of this Policy, as further set out in the NIQ Policy on Policies. Workforce All Workforce members are required to read, abide by and apply this Policy. In addition, Managers are required to enforce this Policy and ensure that the Workforce members they manage know and abide by this Policy. c. Effective Date This Policy shall be effective as of the date the Company first lists its common shares on the New York Stock Exchange (the “Effective Date”) and shall apply only to Covered Compensation (as defined below) that is received by Covered Executives on or after the Effective Date, except as otherwise agreed to by any Covered Executive. d. Covered Executives This Policy covers each current or former officer of the Company subject to Section 16 of the Exchange Act (each, a “Covered Executive”). e. Covered Compensation This Policy applies to any cash-based or equity-based incentive compensation, bonus, and/or award that is or was received by a Covered Executive and that is or was based, wholly or in part, upon the attainment of any financial reporting measure (“Covered Compensation”). For the avoidance of doubt, none of the following shall be deemed to be Covered Compensation: base salary, a bonus that is paid solely at the discretion of the Committee or Board and not paid from a bonus pool determined by satisfying a financial reporting measure performance goal, and cash or equity-based awards that are earned solely upon satisfaction of one or more subjective or strategic standards. This Policy shall apply to any Covered Compensation received by an employee who served as a Covered Executive at any time during the performance period for that Covered Compensation.

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 6 f. Financial Statements; Recoupment In the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (such an accounting restatement, a “Restatement”), the Committee shall review the Covered Compensation received by a Covered Executive during the three-fiscal year period preceding the Required Financial Restatement Date (as defined below) as well as any transition period that results from a change in the Company’s fiscal year within or immediately following those three completed fiscal years. Regardless of whether the Company files the restated financial statements, the Committee shall, to the fullest extent permitted by governing law, seek recoupment of any Covered Compensation, whether in the form of cash or equity, received by a Covered Executive (computed without regard to any taxes paid), if and to the extent: (a) the amount of the Covered Compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of such Restatement; and (b) the amount of the Covered Compensation that would have been received by the Covered Executive had the financial results been properly reported would have been lower than the amount actually awarded (any such amount, “Erroneously-Awarded Compensation”). To the extent Covered Compensation was based on the achievement of a financial reporting measure, but the amount of such Covered Compensation was not awarded or paid on a formulaic basis, the Committee shall determine the amount, if any, of such Covered Compensation that will be deemed to be Erroneously-Awarded Compensation for purposes of this Policy. For purposes of this Policy, the “Required Financial Restatement Date” is the earlier to occur of: (a) the date the Board, a committee of the Board, or any officer or officers authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Restatement; or (b) the date a court, regulator, or other legally authorized body directs the Company to prepare a Restatement. For the avoidance of doubt, a Covered Executive will be deemed to have received Covered Compensation in the Company’s fiscal period during which the financial reporting measure specified in the award is attained, even if the Covered Executive remains subject to additional payment conditions with respect to such award. g. Method of Recoupment The Committee will determine, in its sole discretion, the method for recouping Erroneously-Awarded Compensation, which may include, without limitation: (a) requiring reimbursement of cash incentive compensation previously paid; (b) cancelling or rescinding some or all outstanding vested or unvested equity (and/or equity- based) awards;

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 7 (c) adjusting or withholding from unpaid compensation or other set-off to the extent permitted by applicable law; and/or (d) reducing or eliminating future salary increases, cash-based or equity-based incentive compensation, bonuses, awards or severance. h. Impracticability Exceptions The Committee shall not seek recoupment of any Erroneously-Awarded Compensation to the extent it determines that: (a) the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount of Erroneously-Awarded Compensation to be recovered; (b) recovery would violate home country law where that law was adopted prior to November 28, 2022; and/or (c) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to Company employees, to fail to meet the requirements of Sections 401(a)(13) and 411(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. i. No Indemnification For the avoidance of doubt, the Company shall not indemnify any Covered Executive against the loss of any Erroneously-Awarded Compensation or any Covered Compensation that is recouped pursuant to the terms of this Policy, or any claims relating to the Company’s enforcement of its rights under this Policy. j. Severability If any provision of this Policy or the application of any such provision to any Covered Executive shall be adjudicated to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Policy, and the invalid, illegal or unenforceable provisions shall be deemed amended to the minimum extent necessary to render any such provision or application enforceable. k. Amendments The Committee may amend, modify or terminate this Policy in whole or in part at any time and may adopt such rules and procedures that it deems necessary or appropriate to implement this Policy or to comply with applicable laws and regulations. l. No Impairment of Other Remedies The remedies under this Policy are in addition to, and not in lieu of, any legal and equitable claims the Company may have, the Company’s ability to enforce, without duplication, the recoupment provisions set forth in any separate Company policy or in any Company plan, program or agreement (each, a “Separate Recoupment Policy” and collectively, the “Separate Recoupment Policies”), or any actions that may be

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 8 imposed by law enforcement agencies, regulators or other authorities. Notwithstanding the foregoing, in the event that there is a conflict between the application of this Policy to a Covered Executive in the event of a Restatement and any additional recoupment provisions set forth in a Separate Recoupment Policy to which a Covered Executive is subject, the provisions of this Policy shall control. The Company may also adopt additional Separate Recoupment Policies in the future or amend existing requirements as required by law or regulation. 5. Non-Compliance Reporting Workforce members who have observed behavior or activity that may suggest a breach of this Policy has occurred must report the details to the Policy Owner, Ethics and Compliance or via the Reporting Channels, and should make their Manager aware. 6. Consequences of Violation Workforce members who violate this Policy will be subject to appropriate employment consequences depending on the severity of violation and applicable employment laws. Severe violations may include termination of employment. NIQ may also pursue legal action to recover any costs suffered as a result of a breach of this Policy.

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 9 Annex 1 – Policy Update History The below table documents updates made to this Policy. Date Description of change(s) made July 23, 2025  Original version

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 10 © 2025 Nielsen Consumer LLC. All rights reserved. About NIQ NielsenIQ (NIQ) is a leading consumer intelligence company, delivering the most complete understanding of consumer buying behavior and revealing new pathways to growth. NIQ combined with GfK in 2023, bringing together two industry leaders with unparalleled global reach. Our global reach spans over 90 countries covering approximately 85% of the world’s population and more than $7.2 trillion in global consumer spend. With a holistic retail read and the most comprehensive consumer insights—delivered with advanced analytics through state-of-the-art platforms—NIQ delivers the Full View™. For more information, please visit www.niq.com.